[TUMBLEWEED GRAPHIC OMITTED]

                                                             Investor Contacts:
                                                   Tim Conley, VP Finance & CFO
                                                Tumbleweed Communications Corp.
                                                                   650-216-2000
                                                      tim.conley@tumbleweed.com

                                                    Charles Messman/Todd Kehrli
                                                                  MKR Group LLC
                                                                   818-556-3700
                                                               ir@mkr-group.com


                       TUMBLEWEED REPORTS RECORD RESULTS
                           FOR FIRST QUARTER OF 2006

           Revenue Increases to $15.1 Million, up 26% Year-Over-Year

REDWOOD CITY, CA - APRIL 25, 2006 - Tumbleweed(R) Communications Corp. (NASDAQ:
TMWD), a leading provider of email security, secure file transfer, and identity validation products, today reported financial results for its first quarter ended March 31, 2006.

Financial Results

Tumbleweed reported record revenue in Q1-06 of $15.1 million, compared to $12.0 million in Q1-05; a net loss of $1.0 million, compared to a net loss of $1.1 in Q1-05; and non-GAAP income of $1.5 million, compared to a non-GAAP loss of $171,000 in Q1-05. Net loss per share for each of Q1-06 and Q1-05 was $(0.02). Non-GAAP income per share for Q1-06 was $0.03, compared to non-GAAP loss per share of $(0.00) in Q1-05.

Q1 Key Financial Results:

     o    Revenue increased to a record $15.1 million, up 26% from Q1-05.

     o    License revenue was $7.4 million, an increase of 67% from Q1-05.

     o Non-GAAP income was $1.5 million, or $0.03 per share, an improvement from a non-GAAP loss of $171,000, or $(0.00) per share, in Q1-05.

     o In Q1-06, Tumbleweed adopted Statement of Financial Accounting Standards 123R ("SFAS 123R"), which requires that the fair value of employee stock option grants be recorded in the Statement of Operations. As a result, approximately $1.7 million in stock-based compensation expense was recognized in Q1-06. Tumbleweed recognized stock-based compensation expense of $136,000 in Q1-05 under then-applicable accounting rules.

     o Cash flow from operations was positive for the sixth consecutive quarter and cash and cash equivalent balances increased to $27.4 million at March 31, 2006.

     o Deferred revenue increased to $23.1 million, an increase of 18% from $19.7 million at Q1-05.

"I am pleased to announce the achievement of record financial results for the first quarter of 2006," said James P. Scullion, Chief Executive Officer of Tumbleweed. "When I came on board in January, I asked Tumbleweed's employees to focus on execution. They delivered."

"We saw particular strength in our secure file transfer business as we closed two significant orders with major financial institutions, reflecting strategic decisions to use our SecureTransport product as a key element in their security infrastructure. We made progress on several other fronts as well, including the continued expansion of our market reach through the reseller distribution and inside sales channels, and the hiring of Daniel Greenberg, an industry veteran with 20 years of marketing experience, as our new Chief Marketing Officer," continued Scullion.

"We look forward to improving our productivity in the quarters to come, as well as refining our vision and strategy to deliver further growth in the future," Scullion concluded.

Customer Wins and Distribution

The first quarter of 2006 was particularly noteworthy in that Tumbleweed closed contracts with two of the largest financial institutions in the United States, as noted above. One of these represented the largest enterprise contract in Tumbleweed's history.

Tumbleweed further continued to execute on its goal of attracting new customers while expanding penetration into its existing customer base. During the first quarter, Tumbleweed entered into more than 500 customer contracts including approximately 100 with new customers. New customers were primarily in the financial services, health care, and government markets. Approximately 150 customers entered into contracts for repeat business, exclusive of maintenance renewals. Tumbleweed now has more than 1,700 enterprise customers.

Recent Announcements

     o Tumbleweed announced the hiring of Daniel Greenberg Chief Marketing Officer on April 3, 2006. Greenberg brings nearly two decades of leadership experience in marketing and delivering world-class products to market. Prior to joining Tumbleweed, Greenberg was vice president of worldwide marketing and product management at Macrovision's software technology group. Before Macrovision, Greenberg was a founder and vice president of marketing and product management at Active Decisions and before that he was vice president global marketing for ACNielsen. Greenberg has also held strategic marketing positions with Dun & Bradstreet and General Motors.

     o Tumbleweed's MailGate Email Firewall was named the "Best Email Content Filtering Solution" by SC Magazine - the largest information security magazine today. With over 1,300 product and service nominations from over 330 competing companies globally, the SC Awards are the world's leading awards program for the information security industry.

     o Tumbleweed's MailGate Appliance won the only "Recommended" product rating in a SC Magazine test of nine Anti-Spam solutions. The goal of the SC Magazine anti-spam test was to look at each appliance and its ability to filter email, both in-bound and out-bound, in addition to the techniques used by each vendor, as well as the overall functionality of each appliance, all of which was based on each manufacturer's recommended settings. The complete article and vendor-by-vendor breakdown of the review is available in the January 2006 issue of SC Magazine.

     o Tumbleweed announced that the Federal Public Key Infrastructure (PKI) Policy Authority's Path Discovery and Validation (PD-Val) working group has qualified the Tumbleweed Validation Authority(TM) (VA) and Desktop Validator(TM) (DV) for Federal government agencies employing enterprise-level, real time validation of digital certificates.

Second Quarter 2006 Financial Outlook

"We were certainly pleased with our record results in the first quarter," said Tim Conley, Chief Financial Officer of Tumbleweed. "As stated in the past, we have seen extended sales cycles for large, more significant customer orders, especially for our SecureTransport and Validation Authority products. The effect is an increased variability, or lumpiness, in our quarterly results." Conley concluded, "Although our second quarter outlook reflects this factor, we do continue to expect annual growth year-over-year."

Tumbleweed's outlook for the second quarter of 2006:

     o Tumbleweed currently estimates that revenue in the second quarter of 2006 will be between $12.5 million and $14.0 million.

     o Net loss for the second quarter of 2006 is currently expected to be approximately $2.6 million to $1.5 million, or $(0.05) to $(0.03) per share.

     o Non-GAAP results are currently expected to range from a loss of $500,000 to income of $600,000, or $(0.01) to $0.01 per share. Per share amounts are based on approximately 50.0 million basic and diluted shares. Non-GAAP net loss excludes amortization of intangible assets estimated to be $800,000 and stock-based compensation expense estimated to be approximately $1.3 million.

Conference Call Information

Tumbleweed management will host a conference call at 2:00 p.m. PDT (5:00 p.m.
EDT) today to discuss these results. T he call can be accessed by dialing 800-366-3908 and giving the company name, "Tumbleweed." Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. A replay of the conference call will be available two hours after the call for the following five business days by dialing 800-405-2236 and entering the following pass code: 11058249#. Also, the conference call together with supplemental financial information will be available over the Internet at http://www.tumbleweed.com in the Investor Relations area of the site or by going to http://www.mkr-group.com.

Non-GAAP Information

The non-GAAP financial information included in this press release is not prepared in accordance with generally accepted accounting principals ("GAAP") as it excludes amortization of intangible assets and stock-based compensation expense. Management believes that the presentation of non-GAAP information may provide useful information to investors because Tumbleweed has historically provided this information and understands that some investors consider it useful in evaluating Tumbleweed's expenses exclusive of specific, non-recurring events. Management also uses this non-GAAP information, along with GAAP information, in evaluating Tumbleweed's expenses and to compare Tumbleweed's performance with that of its competitors. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP income of $1.5 million for Q1-06 and non-GAAP loss of $171,000 for Q1-05, respectively, for non-GAAP measures used by other companies.

Safe Harbor Statement

Tumbleweed cautions that forward-looking statements contained in this press release are based on current plans and expectations, and that a number of factors could cause the actual results to differ materially from the guidance given at this time. These factors are described in the Safe Harbor statement below.

Except for the historical information contained herein, the matters discussed in this press release may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected, particularly with respect to its expectations about Tumbleweed's financial outlook for the second quarter of 2006 and for the 2006 as a whole, as well as its beliefs about Tumbleweed's opportunity ahead, the growth of the markets it addresses, and its ability to participate in the growth of those markets. As noted, these results are preliminary and therefore subject to change as Tumbleweed completes its review of the first quarter. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. For further cautions about the risks of investing in Tumbleweed, we refer you to the documents Tumbleweed files from time to time with the Securities and Exchange Commission, particularly Tumbleweed's Form 10-K filed March 16, 2006.

Tumbleweed assumes no obligation to update information contained in this press release. Although this release may remain available on Tumbleweed's website or elsewhere, its continued availability does not indicate that Tumbleweed is reaffirming or confirming any of the information contained herein as of a later date.

About Tumbleweed Communications Corp.

Tumbleweed provides security solutions for email protection, file transfers, and identity validation that allow organizations to safely conduct business over the Internet. Tumbleweed offers these solutions in three comprehensive product suites: MailGate(R), SecureTransport(TM), and Validation Authority(TM). MailGate provides protection against spam, viruses, and attacks, and enables policy-based message filtering, encryption, and routing. SecureTransport enables business to safely exchange large files and transactions without proprietary software. Validation Authority is the world- leading solution for determining the validity of digital certificates. Tumbleweed's enterprise and government customers include ABN Amro, Bank of America Securities, Catholic Healthcare West, JP Morgan Chase & Co., The Regence Group (Blue Cross/Blue Shield), St. Luke's Episcopal Healthcare System, the U.S. Food and Drug Administration, the U.S. Department of Defense, and all four branches of the U.S. Armed Forces. Tumbleweed was founded in 1993 and is headquartered in Redwood City, Calif. For additional information about Tumbleweed go to www.tumbleweed.com or call 650-216-2000.

Tumbleweed, MailGate, SecureTransport and Validation Authority are either registered trademarks or trademarks of Tumbleweed Communications Corp. in the United States and/or other countries. All other trademarks are the property of their respective owners.

                                      ###

                         Tumbleweed Communications Corp.
                      Condensed Consolidated Balance Sheets
                                 March 31, 2006
                                    (in 000s)

                                                      3/31/2006     12/31/2005
                                  ASSETS            (unaudited)   (unaudited)
                                  ------           -------------  ------------
CURRENT ASSETS
  Cash and cash equivalents                           $  27,425     $  26,952
  Accounts receivable, net                               12,394         9,068
  Other current assets                                    1,604         1,311
                                                   ------------   -----------
     TOTAL CURRENT ASSETS                                41,423        37,331
                                                   ------------   -----------

Goodwill                                                 48,074        48,074
Intangible assets, net                                    3,148         3,978
Property and equipment, net                               1,227         1,076
Other assets                                                600           645
                                                   ------------   -----------
                TOTAL ASSETS                          $  94,472     $  91,104
                                                   ============   ===========

                           LIABILITIES & EQUITY
                           --------------------
CURRENT LIABILITIES
  Accounts payable                                    $   1,893      $    527
  Current installments of long-term debt                      -             -
  Accrued liabilities                                     6,866         6,058
  Accrued merger-related and other costs                    166           178
  Deferred revenue                                       18,353        17,935
                                                   ------------    ----------
     TOTAL CURRENT LIABILITIES                           27,278        24,698
                                                   ------------   -----------
LONG TERM LIABILITIES

  Long-term debt, excluding current installments              -             -
  Accrued merger-related and other costs,
    excluding current portion                                34            55
  Deferred revenue, excluding current portion             4,791         5,011
  Other long term liabilities                               111           123
                                                   ------------   -----------
     TOTAL LONG TERM LIABILITIES                          4,936         5,189
                                                   ------------   -----------
     TOTAL LIABILITIES                                   32,214        29,887
                                                   ------------   -----------
STOCKHOLDERS' EQUITY
  Common stock                                               50            50
  Additional paid-in capital                            355,329       353,424
  Treasury stock                                           (796)         (796)
  Deferred stock compensation expense                         -          (165)
  Accumulated other comprehensive loss                     (584)         (593)
  Accumulated deficit                                  (291,741)     (290,703)
                                                   ------------   -----------
     TOTAL STOCKHOLDERS' EQUITY                          62,258        61,217
                                                   ------------   -----------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY              $  94,472     $  91,104
                                                   ============   ===========

                         Tumbleweed Communications Corp.
                 Condensed Consolidated Statements of Operations
                                 March 31, 2006
                        (in 000s, except per share data)


                                                          Three Months Ended
                                                             March 31,
                                                            (unaudited)
                                                     ---------------------------
                                                         2006          2005
                                                     -------------  ------------
 REVENUES
  Product revenue                                     $  7,425      $  4,442
  Service revenue                                        7,255         6,115
  Intellectual property and other revenue                  375         1,400
                                                    ----------   -----------
   TOTAL REVENUE                                        15,055        11,957
 COSTS OF REVENUES
 Cost of product and service revenue (1)                 2,262         1,727
 Amortization of intangible assets                         510           510
                                                    ----------   -----------
 COST OF REVENUES                                        2,772         2,237
                                                    ----------   -----------
 GROSS PROFIT                                           12,283         9,720
 OPERATING EXPENSES
  Research and development (1)                           3,420         2,875
  Sales and marketing (1)                                6,453         6,239
  General and administrative (1)                         3,356         1,503
  Stock-based compensation expense                           -           136
  Amortization of intangible assets                        321           321
                                                    ----------   -----------
 TOTAL OPERATING EXPENSES                               13,550        11,074
                                                    ----------   -----------
 OPERATING LOSS                                         (1,267)       (1,354)
 Other Income, net                                         264           229
                                                    ----------   -----------
 NET LOSS BEFORE TAXES                                  (1,003)       (1,125)
  Provision for income taxes                                35            13
                                                    ----------   -----------
 NET LOSS                                            $  (1,038)    $  (1,138)
                                                    ==========   ===========

BASIC AND DILUTED NET LOSS PER SHARE                  $  (0.02)     $  (0.02)
                                                    ==========   ===========

RECONCILIATION TO NON-GAAP NET INCOME (LOSS)
NET LOSS                                             $  (1,038)    $  (1,138)
  Stock-based compensation expense                       1,698           136
  Amortization of intangible assets                        831           831
                                                    ----------   -----------
NON-GAAP NET INCOME (LOSS)                            $  1,491     $    (171)
                                                    ==========   ===========

NON-GAAP NET INCOME (LOSS) PER SHARE:
   BASIC                                              $   0.03     $   (0.00)
                                                    ==========   ===========
   DILUTED                                            $   0.03     $   (0.00)
                                                    ==========   ===========

WEIGHTED AVERAGE SHARES:
   BASIC                                                49,662        48,195
   DILUTED                                              49,662        48,195


(1) Stock-based compensation expense under SFAS 123R is classified as follows:

  Cost of product and service revenue                  $    41        $    -
  Research and development                                 259             -
  Sales and marketing                                      189             -
  General and administrative                             1,209             -
                                                    ----------   -----------
                                                      $  1,698        $    -
                                                    ==========   ===========